UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2012

MEDCO HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31312	22-3461740
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Parsons Pond Drive, Franklin Lakes, NJ	07417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-269-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Under the terms of the previously announced Agreement and Plan of Merger (the “merger agreement”) by and among Medco Health Solutions, Inc. (“Medco”), Express Scripts, Inc. (“Express Scripts”), Aristotle Holding, Inc., a Delaware corporation and wholly owned subsidiary of Express Scripts (“Parent”), Aristotle Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent, and Plato Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent, following closing, each of Express Scripts and Medco will become direct, wholly–owned subsidiaries of Parent. As a result of the transactions contemplated by the merger agreement, former Medco and Express Scripts stockholders will own stock in Parent, which, following the closing, is expected to be renamed “Express Scripts Holding Company” and to list its common stock on the NASDAQ.

Medco and Express Scripts have previously announced that the parties expected that the mergers will be completed by the earlier part of the second quarter of 2012. Medco now expects the parties may be in a position to close the transaction as early as the week of April 2, 2012, subject to satisfaction or waiver of the remaining closing conditions. There is no assurance that the closing conditions will be satisfied or that the proposed mergers will be consummated.

Cautionary Statement Regarding Forward-Looking Statements

This report contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this report should be evaluated together with the risks and uncertainties that affect our business, particularly those mentioned in the Risk Factors section of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.

Date: March 28, 2012	By:	/s/ Thomas M. Moriarty
Thomas M. Moriarty
General Counsel, Secretary and President, Global Pharmaceutical Strategies